Exhibit 99.1

CONSENT OF BOENNING & SCATTERGOOD, INC.

We hereby consent to the use of our fairness opinion included as Appendix B to the Proxy Statement/Prospectus included in this Amendment No. 2 to the Registration Statement on Form S-4 relating to the proposed merger of Camco Financial Corporation with and into Huntington Bancshares Incorporated and to the reference to our firm’s name under the captions “Summary—Opinion of Camco Financial’s Financial Advisor,” “The Merger—Background of the Merger,” “—Recommendation of the Camco Financial Board of Directors and Reasons for the Merger,” and “—Opinion of Camco Financial’s Financial Advisor” in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Boenning & Scattergood, Inc.

  /s/ Boenning & Scattergood, Inc.

West Conshohocken, Pennsylvania

January 7, 2014